UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 24, 2017

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 24, 2017, the Board of Directors (the “Board”) of Schneider National, Inc. (the “Company”) increased the number of directors on the Board to ten and appointed James R. Giertz as a director. The Board also appointed Mr. Giertz to the audit committee of the Board, having determined that he meets the financial literacy and experience requirements of the New York Stock Exchange (the “NYSE”) for service on that committee, and to the corporate governance committee of the Board.
Mr. Giertz served as Chief Financial Officer of H.B. Fuller Company (NYSE: FUL), a formulator, manufacturer and marketer of adhesives, sealants and other specialty chemical products, from 2008 until May 2016, after which he became Executive Vice President with responsibility for H.B. Fuller Company’s strategy deployment efforts until his retirement in February 2017. He has served as a member of the board of directors of Hill-Rom Holdings, Inc. (NYSE: HRC), a medical technology company, since 2009 and currently is a member of that company’s audit committee. Mr. Giertz holds a bachelor of science degree from Iowa State University and an M.B.A. from Harvard University.
The Board has determined that Mr. Giertz is an independent director under the NYSE’s listing standards and the Board’s categorical standards and that he meets the Securities and Exchange Commission’s independence requirements for service on the Company’s audit committee. There was no arrangement or understanding between Mr. Giertz and any other persons pursuant to which Mr. Giertz was selected as a director. As of the date of this Current Report on Form 8-K, neither Mr. Giertz nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Giertz will be eligible to participate in the compensation arrangements and programs established for the Company’s non-employee directors. The current arrangements and programs are described in the Company’s final prospectus filed with the Securities and Exchange Commission on April 6, 2017. Mr. Giertz will also be subject to the director indemnification provisions described in the prospectus.
ITEM 8.01.    Other Events.

On June 26, 2017, the Company issued a press release regarding the matters discussed in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being furnished herewith:

Exhibit No.    Description of Exhibit
99.1        Press release dated June 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: June 26, 2017	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: General Counsel, Secretary and Executive Vice President

EXHIBIT INDEX

Exhibit No.        Description of Exhibit
99.1            Press release dated June 26, 2017